                                                                     EXHIBIT 4-6







                           COMMONWEALTH EDISON COMPANY


                                       TO


                            WILMINGTON TRUST COMPANY







                         _______ SUPPLEMENTAL INDENTURE

                           DATED AS OF _________, 200_






                                  $____________


                        ______% JUNIOR SUBORDINATED NOTES

                              DUE ________ __, 20__

                              TABLE OF CONTENTS(1)


ARTICLE 1             Junior Subordinated Notes...................................................................2

   SECTION 1.01            Establishment..........................................................................2
   SECTION 1.02            Definitions............................................................................2
   SECTION 1.03            Payment of Principal and Interest......................................................4
   SECTION 1.04            Deferral of Interest Payments..........................................................5
   SECTION 1.05            Denominations..........................................................................6
   SECTION 1.06            Global Securities......................................................................6
   SECTION 1.07            Transfer...............................................................................6
   SECTION 1.08            Redemption.............................................................................7
   SECTION 1.09            Special Event Redemption...............................................................7
   SECTION 1.10            Right to Advance Stated Maturity.......................................................8

ARTICLE 2             Expenses....................................................................................8

   SECTION 2.01            Payment of Expenses....................................................................8

ARTICLE 3             Subordination...............................................................................8

   SECTION 3.01            Agreement to Subordinate...............................................................8
   SECTION 3.02            Default on Senior Indebtedness.........................................................9
   SECTION 3.03            Liquidation; Dissolution; Bankruptcy...................................................9
   SECTION 3.04            Subrogation...........................................................................10
   SECTION 3.05            Trustee to Effectuate Subordination...................................................11
   SECTION 3.06            Notice by the Company.................................................................11
   SECTION 3.07            Rights of the Trustee; Holders of Senior Indebtedness.................................12
   SECTION 3.08            Subordination May Not Be Impaired.....................................................12

ARTICLE 4             Miscellaneous Provisions...................................................................13

   SECTION 4.01            Recitals by Company...................................................................13
   SECTION 4.02            Ratification and Incorporation of Indenture...........................................13
   SECTION 4.03            Executed in Counterparts..............................................................13
   SECTION 4.04            Listing of Notes......................................................................13



----------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS ________ SUPPLEMENTAL INDENTURE ("______ Supplemental Indenture") is made as of the ____ day of ________, 200_, by and between COMMONWEALTH EDISON, an Illinois corporation (the "Company"), and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of September 1, 1995 between the Company and the Trustee (the "Indenture").

                                   WITNESSETH:

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its ___% Junior Subordinated Notes due _______ __, 20__ (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this ______ Supplemental Indenture; and

                  WHEREAS, ComEd Financing III, a Delaware statutory trust (the "Trust"), has offered to the public $________ million aggregate stated liquidation amount of its trust preferred securities (the "Preferred Securities") and has offered to the Company $_____ million aggregate stated liquidation amount of its trust common securities (the "Common Securities"), such Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offerings in $___________ aggregate principal amount of the Notes; and

                  WHEREAS, the Company has requested the Trustee to execute and deliver this ______ Supplemental Indenture, and all requirements necessary to make this ______ Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this ______ Supplemental Indenture has been duly authorized in all respects;

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1

                            JUNIOR SUBORDINATED NOTES

                  SECTION 1.01 ESTABLISHMENT. There is hereby established the Notes, a new series of unsecured subordinated debt securities to be issued under the Indenture, to be designated as the Company's _____% Junior Subordinated Notes due _________, 20__.

                  There are to be authenticated and delivered $__________ principal amount of Notes, and no further Notes shall be authenticated and delivered except as provided by the Indenture. The Notes shall be issued in definitive fully registered form.

                  The Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Notes shall initially be evidenced by one certificate issued to the Property Trustee of ComEd Financing III.

                  The form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto. A notation of the Notes Guarantee shall be set forth on each Note in substantially the form set forth in the Indenture.

                  Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  SECTION 1.02 DEFINITIONS. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  "Additional Interest" means (i) such additional amounts as may be required so that the net amounts received and retained by the Holder (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an Interest Payment Date, together with interest thereon from such Interest Payment Date to the date of payment, compounded quarterly, on each Interest Payment Date.

                  "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of _____% per annum from the applicable Interest Payment Date to the date of payment, compounded quarterly, to the extent permitted by applicable law.

                  "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to twenty (20) consecutive quarters.

                  "Interest Payment Dates" means _________, _________, _________
and _________ of each year.

                  "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Securities Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

                  "Original Issue Date" means ___________, 200_.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant hereto.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

                  "Securities Trust" means ComEd Financing III, a statutory trust formed by the Company under Delaware law to issue Preferred Securities and Common Securities, the proceeds of which will be used to purchase Notes.

                  "Special Event" means an Investment Company Act Event or Tax Event.

                  "Stated Maturity" means ___________, 20__.

                  "Senior Indebtedness" means (i) any payment in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company including, without limitation, indebtedness evidenced by securities issued pursuant to the provisions of the Mortgage dated July 1, 1923, as supplemented by Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, between the Company, as mortgagor, and BNY Midwest Trust Company and D.G. Donovan, as trustees; the Indenture dated as of September 1, 1987, as supplemented and amended, between the Company and Citibank, N.A., as trustee; the Indentures dated April 1, 1949, October 1, 1949, October 1, 1950, October 1, 1954, January 1, 1958, January 1, 1959 and December 1, 1961, between the Company and Amalgamated Bank, as successor trustee to The First National Bank of Chicago; and the Indenture dated February 15, 1973, as supplemented, between the Company and Amalgamated Bank, as successor trustee to The First National Bank of Chicago; (ii) all capital lease obligations of the Company;
(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by such obligor), except for
(1) any such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Company and its Affiliates.

                  "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Notes, (ii) interest payable to the Securities Trust on the Notes would not be deductible by a member of the Guarantor's consolidated tax group for United States federal income tax purposes, or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

                  SECTION 1.03 PAYMENT OF PRINCIPAL AND INTEREST. The unpaid principal amount of the Notes shall bear interest at the rate of ___% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

                  Payment of the principal, premium, if any, and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

                  The Company shall pay, as additional interest on the Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

                  SECTION 1.04 DEFERRAL OF INTEREST PAYMENTS. The Company has the right at any time and from time to time to extend the interest payment period of the Notes for up to twenty (20) consecutive quarters (each, an "Extension Period"), but not beyond the Stated Maturity. Notwithstanding the foregoing, the Company has no right to extend its obligation to pay such amounts as are defined in clause (i) of the definition of Additional Interest. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed twenty (20) consecutive quarters. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

                  Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

                  The Company shall give the Holder or Holders of the Notes and the Trustee notice, as provided in the Indenture, of its selection or extension of an Extension Period at least ____ Business Day[s] prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or
(ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Securities Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities. The month in which any notice is given pursuant to the immediately preceding sentence of this Section shall constitute the first month of the first quarter of the twenty (20) quarters, which comprise the Maximum Extension Period.

                  At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Notes.

                  The quarter in which any notice is given pursuant to this
Section 1.04 shall be counted as one of the twenty quarters permitted in the maximum Extended Interest Payment Period permitted under this Section 1.04.

                  SECTION 1.05 DENOMINATIONS. The Notes may be issued in the denominations of $25, or any integral multiple thereof.

                  SECTION 1.06 GLOBAL SECURITIES. If the Notes are distributed to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture or the ________ Supplemental Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred an Event of Default with respect to the Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

                  SECTION 1.07 TRANSFER. No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Company shall not be required (a) to issue, transfer or exchange any Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

                  SECTION 1.08 REDEMPTION. The Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after ____________ , 2002, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date; provided, however, that if a redemption in part shall result in the delisting of the Preferred Securities issued by the Securities Trust, the Company may only redeem the Notes in whole. In addition, upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Notes, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest) to the Redemption Date

                  In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

                  The Notes will not have a sinking fund.

                  Notice of redemption shall be given as provided in the Indenture.

                  Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $25.

                  SECTION 1.09 SPECIAL EVENT REDEMPTION. If a Special Event has occurred and is continuing and then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days' nor more than 60 days' notice to the registered holders of the Notes to redeem the Notes, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Special Redemption Price"), provided that, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption; and provided further, that the Company shall have no right to redeem the Notes while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 11:00 a.m. on the date such Special Redemption Price is to be paid.

                  SECTION 1.10 RIGHT TO ADVANCE STATED MATURITY. If a Tax Event occurs, the Company will have the right (a) prior to the dissolution of the Securities Trust, to advance the Stated Maturity of the Notes to the minimum extent required, but not less than 19 and one-half years from the Original Issue Date, or (b) to direct the Property Trustee to dissolve the Securities Trust (if not previously dissolved) and advance the Stated Maturity of the Notes to the minimum extent required, but not less than 19 and one-half years from the Original Issue Date, in each case such that in the Opinion of Counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Notes will be deductible for federal income tax purposes.]

                                    ARTICLE 2

                                    EXPENSES

                  SECTION 2.01 PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

                  (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of the Indenture;

                  (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

                  (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                    ARTICLE 3

                                  SUBORDINATION

                  SECTION 3.01 AGREEMENT TO SUBORDINATE. The Company covenants and agrees, and each holder of Notes issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 3; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this ______ Supplemental Indenture or thereafter incurred.

                  No provision of this Article 3 shall prevent the occurrence of any default or Event of Default hereunder.

                  SECTION 3.02 DEFAULT ON SENIOR INDEBTEDNESS. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Notes.

                  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraph of this Section 3.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

                  SECTION 3.03 LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled to receive from the Company, except for the provisions of this Article 3, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Notes or to the Trustee.

                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                  For purposes of this Article 3, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 3 with respect to the Notes to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 3.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in the Indenture. Nothing in Section 3.02 or in this Section 3.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

                  SECTION 3.04 SUBROGATION. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders for such Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article 3, and no payment over pursuant to the provisions of this Article 3, to or for the benefit of the holders of such Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Notes be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 3 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                  Nothing contained in this Article 3 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Notes, the obligation of the Company which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article 3 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

                  Upon any payment or distribution of assets of the Company referred to in this Article 3, the Trustee, subject to the provisions of Section
7.01 of the Indenture, and the holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 3.

                  SECTION 3.05 TRUSTEE TO EFFECTUATE SUBORDINATION. Each holder of a Note by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 3 and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

                  SECTION 3.06 NOTICE BY THE COMPANY. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article
3. Notwithstanding the provisions of this Article 3 or any other provision of the Indenture and this ______ Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article III unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 3.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                  The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 3, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 3, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 3.07 RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 3 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 3, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 3 or otherwise.

                  SECTION 3.08 SUBORDINATION MAY NOT BE IMPAIRED. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this
Article 3 or the obligations hereunder of the holders of the Notes to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

                  SECTION 4.01 RECITALS BY COMPANY. The recitals in this ______ Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this _______ Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 4.02 RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture, as heretofore supplemented and modified, and this ________ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 4.03 EXECUTED IN COUNTERPARTS. This ________ Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.04 LISTING OF NOTES. If the Notes are to be issued as a Global Security in connection with the distribution of the Notes to the Holders of the Preferred Securities issued by the Securities Trust, the Company will use its best efforts to list such Notes on the New York Stock Exchange or any such other exchange on which such Preferred Securities are then listed and traded.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



                                            COMMONWEALTH EDISON COMPANY


ATTEST:

By:                                         By:
   ----------------------------                -----------------------------



ATTEST:                                     WILMINGTON TRUST COMPANY


By:                                         By:
   ----------------------------                -----------------------------

                                    EXHIBIT A

                                  FORM OF NOTE

NO. 1                                                                 CUSIP NO.


THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS OF THE COMPANY AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.


                           COMMONWEALTH EDISON COMPANY
                         _____% JUNIOR SUBORDINATED NOTE
                               DUE ______ 1, 20__


                  Principal Amount:                  $_________

                  Regular Record Date:               15th calendar day prior to Interest Payment Date

                  Original Issue Date                __________, 1997

                  Stated Maturity                    __________, 20__

                  Interest Payment Dates: __________, __________, __________ and __________,

                  Interest Rate:                     ____% per annum

                  Authorized Denomination:           $25

                  Initial Redemption Date            __________ 1, 20__

                  Commonwealth Edison Company, an Illinois corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption and subject to the right of the Company, under certain conditions, to advance the Stated Maturity pursuant to the Indenture), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption and subject to the aforementioned right of the Company to advance the Stated Maturity) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee or the principal corporate trust office of the Property Trustee of the Securities Trust are closed for business.

                  The Company shall have the right at any time and from time to time during the term of this Note to extend the interest payment period of such Note for up to 20 consecutive quarters but not beyond the Stated Maturity of this Note (each, an "Extension Period"), during which periods unpaid interest (together with interest thereon) will compound quarterly at the Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this
Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to select any Extension Period, subject to certain exceptions provided in the Indenture, neither the Company nor the Guarantor referred to herein shall (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it that rank pari passu with or junior to this Note or the Notes Guarantee referred to herein. The Company shall give the Holder of this Note and the Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

                  The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

                  Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________ __, 20__.

                                  COMMONWEALTH EDISON COMPANY


                                  By:
                                  Vice President


Attest:



Assistant Secretary



               (Seal of COMMONWEALTH EDISON COMPANY appears here)

                             (Reverse Side of Note)

                  This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of September 1, 1995, as supplemented (the "Indenture"), among the Company, the Guarantor and Wilmington Trust Company, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as ____% Junior Subordinated Notes due ___________ 1, 20__ (the "Notes") in the aggregate principal amount of up to $__________. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after _______ 1, 200_, at the option of the company, without premium or penalty, in whole or in part, at a Redemption Price, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date . Upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note without premium or penalty, in whole, at a Redemption Price equal to 100% of the principal amount thereof plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Notes, (ii) interest payable to the related Securities Trust would not be deductible by the Company for United States federal income tax purposes, or
(iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

                  In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

                  If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes of this Series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this Series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

                  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common       UNIF GIFT MIN ACT- ______ Custodian _______
                                                       (Cust)           (Minor)
TEN ENT- as tenants by the
         entireties                           under Uniform Gifts to Minors Act

JT TEN-  as joint tenants with
         right of survivorship and            ---------------------------
         not as tenants in common                  (State)

         Additional abbreviations may also be used though not on the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.